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                                 LEASE AGREEMENT

                             EXECUTED BY AND BETWEEN

                        MORRISON TAYLOR II, LTD. - LESSOR

                                       AND

                    ADS ALLIANCE DATA SYSTEMS, INC. - LESSEE


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                                 LEASE AGREEMENT

By this Lease Agreement (hereafter referred to as the "Lease") dated this 18th day of June, 1998 (the "Effective Date"), by and between, MORRISON TAYLOR II, LTD., an Ohio Limited Liability Company organized under the laws of the State of Ohio (hereafter referred to as the "Lessor") and ADS ALLIANCE DATA SYSTEMS, INC., a corporation organized under the laws of the State of Delaware hereafter referred to as the "Lessee"), Lessor hereby leases unto Lessee, and Lessee accepts and leases from Lessor the Premises as hereinafter described for the term, the rent, and subject to the conditions and covenants hereinafter provided.

In consideration thereof, the parties covenant and agree as follows:


1.       DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the following meanings herein specified.

         (a) The term "REAL PROPERTY" shall mean a certain tract of real estate commonly known as 775 Taylor Road, Gahanna, Ohio 43230 the legal description of which is attached hereto and marked as Exhibit "A".

         (b) The term "BUILDING" shall mean a 1 story office building containing approximately 54,615 leasable square feet of space, more or less, as located upon the Real Property as hereinabove defined.

         (c) The term "PREMISES" shall mean 32,255 leaseable square feet of space located within the Building as outlined upon the diagram attached hereto and marked a Exhibit "B", together with the non-exclusive right to use the Common Areas located within the Building and upon the Real Property.

         (d) The term "REAL ESTATE TAXES AND ASSESSMENTS" shall mean all real estate taxes and any special assessments accruing during the term of the Lease, or any taxes which shall be levied in lieu of such taxes on the gross rentals of the Building, but shall not include any penalties or interest payable by reason of failure to pay such taxes and assessments, except to the extent that such penalties or interest have been assessed as a

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                  result of Lessee's failure to timely pay real estate taxes and assessments as set forth in Section 5 herein. To this end, Lessor and Lessee each acknowledge that pursuant to the Ohio Supreme Court, the method for financing school systems within the State of Ohio is currently under review and is expected to be substantially revised and modified. To the extent such modification impacts real estate taxes and assessments, the parties agree that any alternative tax established in lieu thereof or in substitution relating to the ownership, management or leasing of real property thereof shall be deemed to be part of the real estate taxes and assessments for the purposes of the above-described definition.

         (e) The term "COMMON AREAS" shall mean all areas, space, equipment, improvements, and facilities located upon the Real Property and in or near the Building provided by the Lessor for the common or joint use and benefit of the occupants of the Building, their agents, employees, servants, and invitees, including but not limited to the parking areas, driveways, entrances, exits, sidewalks, ramps, corridors, halls, restrooms, lobbies and landscaped areas.

         (f) The term "COMMON WALKWAY" shall mean the walkway which connects the Building to the building commonly known as 800 TechCenter Drive, Gahanna, Ohio.

         (g) The term "ADJACENT PROPERTY LEASE" shall mean that certain lease agreement entered into by and between Morrison Taylor, Ltd., a limited liability company organized under the laws of the State of Ohio and an office and place of business located at 1533 Lake Shore Drive, Suite 50, Columbus, Ohio 43204 and Lessee dated July 1, 1997 and generally relating to a certain parcel of real estate and the building and improvements constructed thereof commonly known as 800 TechCenter Drive, Gahanna, Ohio 43230.

2.       INITIAL TERM

The term of this Lease shall commence on the 13th day of July, 1998 (hereafter the "Commencement Date") and shall expire (unless

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sooner terminated pursuant to provisions contained herein) on the 31st day of
August, 2007 for a term of approximately 9 years and 49 days. Lessee and its specialized subcontractors (i.e., telephone and/or computer installation people) shall have the right to enter the Premises prior to the Commencement Date for the purpose of getting the space ready for occupancy; provided the same shall not obstruct Lessor or its contractors from timely completion of construction. In the event the Premises are not ready for occupancy on the Commencement Date, except as set forth below, this Lease shall not be void, or voidable, nor shall Lessor be liable to Lessee for any damages resulting therefrom, and provided the delay is not occasioned by acts or omissions of the Lessee, the Base Rent and Additional Rent, as hereafter provided, shall be waived and abated for the period between the Commencement Date and the date the Premises are ready for occupancy, provided, however, the Expiration Date shall not be extended as a result of any such delays.

As used herein, the term "ready for occupancy" shall mean that (i) the Building and all improvements on the Real Property necessary to obtain a certificate of occupancy for the Premises have been substantially completed in accordance with the plans and specifications therefor, (ii) a certificate of occupancy for the Premises has been issued by the City of Gahanna, and
(iii) Lessor has notified Lessee in writing at least seven (7) days in advance that the Premises will be ready for occupancy on that date. Acceptance of possession of the Premises by Lessee shall not relieve Lessor of its obligation to complete the Premises in accordance with the Plans and Specifications.

3.       BASE RENT

The Lessee shall pay to the Lessor as annual Base Rent, in legal tender at the Lessor's address at 1533 Lake Shore Drive, Columbus, Ohio 43204, or such other address as may be designated by Lessor the annual sum of:

                                    Annual                     Monthly
                                    ------                     -------
         Year 1-9                   $306,422.50                $25,535.20

promptly on the first day of every calendar month of the term, beginning on the Commencement Date, unless the Premises are not ready for occupancy on such date, in which case the first payment shall be due and payable upon the date the Premises are ready for occupancy and shall be prorated, for such partial month.

The Base Rent shall be payable without demand, the same being hereby waived.


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4.       ADDITIONAL RENT

In addition to the Base Rent, Lessee shall pay to Lessor as additional rent (herein sometimes called "Additional Rent"), in the manner provided for in
Section 5 below in United States dollars, during the term, Lessee's Pro Rata Share (defined below) of all Operating Costs (defined below) relating to the Building and the Real Property. For purposes of this Lease: (i) except as set forth in the last paragraph of this Section, "Lessee's Pro Rata Share" shall be the percentage which the leasable square footage of the Premises bears to the total leasable square footage of the Building, which Lessor and Lessee agree to be 59.06%; (ii) Base Rent and Additional Rent are sometimes herein referred to collectively hereinafter as "Rent"; and (iii) "Operating Costs" shall include, but not be limited to, all of the following:

         (a) all Real Estate Taxes and Assessments becoming due during the term or this Lease;

         (b) all expenses relating to all insurance maintained by Lessor relating to the Building and the Real Property including, without limitation, all risk/hazard insurance, flood insurance, rent loss insurance, fire and extended coverage insurance, and comprehensive public liability insurance, including umbrella coverage in amounts and with insurance companies acceptable to Lessor;

         (c)      landscaping and lawn care, and snow removal;

         (d) maintenance and repair of the Building (including but not limited to electrical, plumbing, heating, air conditioning and mechanical equipment and the necessary tools and equipment associated therewith) or the Real Property and all parking areas and access drives, sidewalks and grounds;

         (e) improvements, including capital improvements, or repairs undertaken to maintain the value and condition of the Building and Real Property as a first class facility or to comply with all applicable laws, ordinances, or orders;

         (f) reasonable costs of operating personnel including salaries and related benefits, auditor fees, attorney fees and management fees; and

         (g) all taxes, fees, or assessments not described within subparagraph (a) herein [such as personal property taxes for equipment used to service the Building, fees charged by any owners' association and similar

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                  assessments(s)], excluding income taxes assessed against and payable by Lessor, unless assessed in lieu of Real Estate Taxes and Assessments.

All Operating Costs shall be determined on an accrual basis. Operating Costs relating to capital improvements or capital repairs shall be amortized over the useful life of the capital improvement or capital repair as determined by Lessor.

Notwithstanding the foregoing, the total expenses computed for determining the Operating Costs relating to the Premises shall not include any expenses charged to another tenant in the Building because of such tenant's disproportionate consumption of any utilities (as determined by Lessor) or such tenant's intentional or negligent damage to the Building or Real Property or such tenant's breach of its lease agreement with Lessor.

During any calendar year, or portion thereof in which less than 95% of the total leasable square footage of the Building is leased, Lessor may artificially increase (e.g. gross-up) all Operating Costs which vary with the level of occupancy (to the extent there are any Operating Costs that very with the level of occupancy of the Building) for the Building for that calendar year or portion thereof to reflect what such Operating Costs would have been had the Building been fully leased. The intent of the foregoing is that Lessee shall be responsible for its Pro Rata Share of all such Operating Costs relating to the Premises based upon the ratio of the Operating Costs relating to the Premises as to the entire Building. Accordingly, assuming it was the Lessor's responsibility to provide janitorial services and only 50% of the total leasable square footage of the Building was leased during a calendar year, the Lessor could artificially increase the expenditures undertaken to provide the janitorial services to reflect that which would have been expended if 100% of the total leasable square footage of the Building had been leased, and thereafter assessed to each of the tenants in the Building there Pro Rata Share of such Operating Costs.

Anything herein to the contrary notwithstanding, Lessee's Pro Rata Share of the cost of repairing and maintaining the Common Walkway shall be %100.

Anything herein to the contrary notwithstanding, it is the intention of Lessor and Lessee that Lessee provide its own janitorial services to the Premises and that all utilities that access the Premises and are utilized by Lessee shall be separately metered to Lessee and paid directly by Lessee. In the in event for whatever reason during the term of this Lease and renewals thereto Lessor shall be required to provide janitorial services or shall incur any expenses, bills, charges or the like for gas, electricity, water, sewage, trash disposal, telephone, etc. which related to Lessee's use of the same, Lessee shall pay

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its Lessee's Pro Rata Share of the same and the same shall be included as
Additional Rent.

Anything herein to the contrary notwithstanding Lessee agrees to pay Lessee's Pro Rata Share of all bills and charges for gas, electricity, water, sewage, trash disposal, telephone and other utility services used solely with respect to the Common Areas, including for example parking lot lighting expenses, etc.

Anything herein to the contrary notwithstanding, Lessee shall under no circumstances be required to pay any monies nor shall there be any charges included as Operating Costs for expenses relating to the interior of any other tenants space located within the Building excepting only as the same may relate to any building service lines which service the Building generally and which may run through or are located within such other tenant space. Operating Costs shall further, not include, any charges or expenses associated with the leasing of the other tenant space within the Building or the termination of a lease or the eviction of a tenant from the other tenant space within the Building.

5.       OPERATING COSTS BUDGET

Additional Rent shall be paid by Lessee to Lessor in accordance with this Section. Prior to the Commencement Date, Lessor shall provide to Lessee an estimate of the total projected Operating Costs and Lessee's Pro Rata Share thereof for the Building and Real Property for the balance of the calendar year in which the Commencement Date occurs. For each calendar year thereafter, Lessor shall deliver to Lessee not later than the first day of each such calendar year an estimate of the total projected Operating Costs and Lessee's Pro Rata Share thereof for the Building and Real Property for that calendar year. Lessee shall pay in advance on or before the first day of each calendar month during the term at the time and in the manner of payment for the Base Rent described above, its Pro Rata Share of such projected Operating Costs in equal monthly installments.

Within 90 days following the end of each calendar year, Lessor shall prepare an accounting of the actual Operating Costs so incurred for that year and shall deliver that accounting to Lessee. Lessee may, upon reasonable notice to Lessor and during normal business hours, review the books and records of Lessor for the purpose of reviewing such Operating Costs.

For purposes of reconciling the projected Operating Costs actually paid by Lessee versus the actual Operating Costs incurred by Lessor for each year which related to the Premises, if Lessee's Pro Rata Share of such actual costs exceeds the amount paid by Lessee for Additional Rent pursuant to this Section (the "Deficiency"), Lessee shall pay to Lessor the Deficiency within 30 days after notice from Lessor to Lessee

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detailing an accounting of the Deficiency and requesting payment of the
Deficiency. In the event the amounts actually paid by Lessee for Additional Rent exceeds Lessee's Pro Rata Share of such actual Operating Costs incurred by Lessor for that year which relate to the Premises (the "Excess"), Lessor shall pay to Lessee the Excess within 30 days after completing such accounting. In no event shall either party be required to pay any interest on any over-payment or under-payment made under this Section. Lessor's and Lessee's obligations under this Section shall survive the expiration or termination of this Lease.

6.       CONSTRUCTION AND COMPLETION OF THE PREMISES

Lessor agrees to construct the Building, the other improvements on the Real Property (including the Common Areas), in substantial compliance with marketing materials and drawings which have been delivered to Lessee and to construct the tenant improvements within the Premises in compliance with the tenant fixturing plans and specifications prepared by Lessor's architect and approved by Lessee on or before the Commencement Date. Lessee shall not do anything, or fail to do anything, that will cause a delay in the completion of the construction of the Building and related improvements to the Real Property and the tenant improvements to be constructed within the Premises, or that will increase the costs of such construction (except to the extent addressed within the next following paragraph). In the event as a result of Lessee's failure to cooperate or comply with this Section, completion is delayed beyond the Commencement Date, such delay shall not create an abatement of Base Rent or Additional Rent for the period of delay caused by Lessee.

Lessee shall be entitled to a tenant improvement allowance in the amount of $516,080.00. To the extent that tenant improvements exceed this amount, Lessee shall reimburse Lessor within thirty (30) days after invoice therefor accompanied by such supporting documentation as Lessee may reasonably require.

Relative to the construction of the tenant improvements Lessor shall endeavor to provide Lessee with the opportunity to review and approve and bids which Lessor receives for the construction of the same; provided, however,: (i) the failure of Lessee to affirmatively review or approve any one or more of the bids received for the construction of the tenant improvements within two business days following the delivery of the same to Lessee by Lessor shall constitute the approval of the same; and (ii) Lessee shall be responsible for any delays or increased costs arising as a result of a determination made by Lessee not to accept a bid presented to Lessee as recommended by Lessor for acceptance.

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7.       FORCE MAJEURE

In the event the Lessor shall be delayed or hindered or prevented in the performance of any obligations required under the Lease by reasons of strike, lockouts, inability to procure labor or materials, failure of power, fire or other acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Lessor, then the performance of such obligations shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of any such delay. Anything herein to the contrary notwithstanding Lessor agrees to complete the construction of the Building, the other improvements on the Real Property (including the Common Areas) and the tenant improvements within the Premises by not later than the 1st day of December, 1998; provided, however, such dates shall be extended by any delays arising as a result of the action or inactions of Lessee including the failure of Lessee to timely review or approve bids for the completion of the tenant improvements.

8.       ASSIGNMENT BY LESSOR

If Lessor shall sell, assign, transfer or convey the Real Property and/or Building, such sale, assignment, conveyance or transfer shall be subject to this Lease, and provided the assignee assumes all of Lessor's obligations under this Lease, Lessee shall look to the assignee or transferee of Lessor's interest in this Lease for the performance of Lessor's obligations hereunder, and the Lessor shall from and after such assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease. Lessor shall send notice to Lessee of any such sale, assignment, transfer, or conveyance at least thirty (30) days prior to the date that the next Base Rent shall be due.

9.       MAINTENANCE

During the term of this Lease, Lessee shall maintain the interior of the Premises in a first class condition except for damage occasioned by the act of Lessor, its employees, agents or invitees; provided, however, Lessee shall not be excused from its obligations to maintain the Premises as a result of the act of Lessor or its employees, agents or invitees if the same is subject to insurance coverages maintained by Lessee (or insurance coverages that would normally and customarily be carried by a lessee).

Notwithstanding anything to the contrary contained herein (except the application of Sections 4 and 5 herein relating to the assessment and payment of Operating Costs including those costs associated with the following), Lessor shall be solely

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responsible for maintenance and repair of the Common Areas, the exterior of the Building including the roof, foundation and all structural elements of the Building; provided, however, Lessee shall be responsible to reimburse Lessor for the costs associated with the same in accordance with the terms and conditions as generally set forth within Sections 4 and 5 herein, and the following sentence. In the event it becomes necessary to replace the roof, foundation or structural elements or make any major repair to the roof, foundation or structural elements, the cost of which would normally be amortized under generally acceptable accounting principles, for the purpose of this Section 9, the cost of such replacement or repair shall be amortized over the estimated useful life of the replacement or the repair as reasonably determined by the outside accountants for Lessor, and Lessee shall only be obligated to pay that portion of the cost of the replacement or repair attributable to the remainder of the then applicable term, and upon exercise of a subsequent renewal term, that renewal term. Further, Lessor shall warrant all improvements on the Premises (exclusive of tenant improvements constructed by Lessee) for a term of one year after the Commencement Date and shall make all repairs resulting from defective design, workmanship or materials during that period. Further, Lessor shall, at the request of Lessee, process any warranty claims under applicable warranties.

10.      QUIET ENJOYMENT

So long as the Lessee shall observe and perform the covenants and agreements binding on it hereunder, the Lessee shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises and the Common Areas without any encumbrance and hindrance.

11.      CERTAIN RIGHTS RESERVED TO THE LESSOR

The Lessor reserves the following rights:

         (a) On reasonable prior notice to the Lessee, to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage secured by the Premises at any time during the term and to prospective tenants during the last year of the term.

         (b) At any time in the event of an emergency, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises as may be necessary for the safety, protection or preservation of the Premises provided Lessor shall have first provided Lessee with such notice as is reasonable under the

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                  circumstances and Lessee shall have failed to take action
                  with respect to such emergency. Relative to the same, Lessor shall use reasonable efforts to minimize disturbance of Lessee, its employees, agents, and invitees.

12.      ESTOPPEL CERTIFICATES

Lessee and Lessor shall, within ten (10) days after written request of the other, execute, acknowledge, and deliver to the other or to the other's mortgagee, proposed mortgagee, or proposed purchaser of the Premises or any part thereof or proposed assignee of this Lease or successor in interest, reasonable estoppel certificates requested by the other party from time to time, which estoppel certificates shall show whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether the term of the Lease has commenced and full rental is accruing; whether there are any defaults by Lessor or Lessee and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Lessor have been completed; whether Base Rent and/or Additional Rent has been paid more than thirty (30) days in advance; whether there are any liens, charges, or offsets against Rentals of any type due or to become due; and whether the address shown on such estoppel certificate is accurate, and such other matters reasonably requested.

13.      WAIVER OF CERTAIN CLAIMS BY LESSEE

         (a) All personal property belonging to the Lessee or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of the Lessee or of such other person only, and the Lessor, its agents and employees shall not be liable for the theft or misappropriation thereof.

         (b) Lessor shall not be liable for any damage or loss to fixtures, equipment, merchandise or other personal property of Lessee or any occupant of the Premises or any part thereof located anywhere in the Premises caused by fire, leak or flow of water, explosion, sewer backup, breakage, leakage, obstruction, or other defect of the pipes, sprinklers, wires, plumbing, air conditioning or lighting fixtures, acts of God, public enemies, injunction, riot, strike, insurrection, war, court order, steam, rain or from any cause beyond Lessor's control, or any other insurable hazards except to the extent covered by the warranty of Lessor set forth

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                  in Section 9 hereof, and Lessee does hereby expressly release
                  Lessor of and from such liability for such damages or loss.

         (c) Lessor shall not be liable for any damage or loss resulting from business interruption at the Premises arising out of or incident to the occurrence of any of the perils which can be covered by a business interruption insurance policy except to the extent covered by the warranty of Lessor set forth in Section 9 hereof, and Lessee hereby expressly releases Lessor of and from such liability for such damages or loss.

         (d) Nothing contained within this Section shall release Lessor from the intentional misconduct and/or fraudulent conduct of Lessor or any duties or obligations required to be performed by Lessor pursuant to law.


14.      WAIVER OF CERTAIN CLAIMS BY LESSOR

Lessee shall not be liable for any damage to the Building and any other improvements located upon the Real Property and owned by Lessor, or any part thereof caused by fire or other insurable hazards, regardless of the cause thereof (except to the extent the same is the result of the negligent act(s) of Lessee), and Lessor hereby expressly releases Lessee of and from any and all liability for such damages or loss.

15.      MUTUAL WAIVER OF SUBROGATION

Any waiver of claims and/or release described within this Lease shall not be limited to the liability of the parties to each other; it shall also apply to the liability of any person claiming through or under the parties pursuant to a right of subrogation or otherwise. The waiver of claims or release shall not apply to loss or damage to property of a party unless the loss or damage occurs when the applicable insurance policy of the party contains a clause or endorsement to the effect that the release will not adversely affect or impair the policy or prejudice the rights of the insured to recover under the policy. In the event an insurance company is unwilling to include such a clause or endorsement in a policy carried by a party, the party required to carry the insurance shall give notice in writing to the other party of the unwillingness of the insurance company to provide such clause or endorsement in the policy. In such event, the party whose insurance company is unwilling to include such a clause or endorsement in the policy shall take immediate action to assure that insurance is obtained through a company that is willing to include such a clause or endorsement in the policy.

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16.      INDEMNIFICATION

Lessee indemnifies Lessor, each member of Lessor, and each employee and agent of Lessor, against any loss, liability, or damages incurred in connection with or arising from: (i) the use or occupancy of the Premises by Lessee or any person claiming under Lessee; (ii) any activity, work, or thing done or permitted to be done by Lessee in or about the Premises; (iii) any acts, omissions, or negligence of Lessee or any person claiming under Lessee; (iv) any breach, violation, or non-performance by Lessee or any person claiming under Lessee of any term, covenant, or provision of this Lease, or any law, ordinance, or governmental requirement of any kind; or (v) (except for loss which is proximately caused by or results proximately from the negligence or intentional misconduct of Lessor, Lessor's employees and agents), any injury or damage to person, property, or business of Lessee, its employees, agents, or any other person entering upon the Premises under the express or implied invitation of Lessee.

Lessee shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided above applies, and shall pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings, and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.

Lessor indemnifies Lessee, each shareholder, director or officer of Lessee, and each employee and agent of Lessee, against any loss, liability, or damages incurred in connection with or arising from: (i) the use or occupancy of the Premises by Lessor or any person claiming under Lessor; (ii) any activity, work, or thing done or permitted to be done by Lessor in or about the Premises; (iii) any acts, omissions, or negligence by Lessor or any person claiming under Lessor; (iv) any breach, violation or non-performance by Lessor or any person claiming under Lessor of any term, covenant or provision of this Lease, or governmental requirement of any kind; or (v) (except for loss which is proximately caused by or results proximately from the negligence or intentional misconduct of Lessee, Lessee's employees and agents) any injury or damage to person, property, or business of Lessor, its employees, agents, or any other person entering upon the Premises under the express or implied invitation of Lessor.

Lessor shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided above applies, and shall pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings, and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.


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Lessee agrees to the extent it is required to obtain insurance pursuant to this Lease, all such policies shall contain a broad form contractual liability endorsement obligating its insurance carrier to comply with the terms of this Section.

17.      LIABILITY INSURANCE

Lessee shall maintain comprehensive public liability insurance with combined single limits of not less than $1,000,000.00 for injuries or damages occurring in or about the Premises. Lessor shall be named as an "additional insured" under such policy. Evidence of such insurance shall be provided on the date Lessee takes occupancy of the Premises.

18.      FIRE AND EXTENDED COVERAGE INSURANCE

Lessor shall maintain during the term a fire and extended coverage insurance policy with respect to the Building, and as applicable, the Real Property. The coverage limits shall not be less than the reasonable estimate of the cost of replacing the Building and Real Property as applicable. The cost of replacing the Building and Real Property, as applicable, means the cost of replacing damage to the same as reasonably determined by Lessor with new materials of like kind and quality, except for foundation, footings, and other building elements customarily excluded from applicable coverages. Lessee shall reimburse Lessor for the costs of maintaining the insurance under this Section 18 as Additional Rent as set forth in Sections 4 and 5 hereof.

19.      HOLDING OVER

If the Lessee retains possession of the Premises or any part thereof after the expiration of the term of the Lease, the Lessee shall pay the Lessor Base Rent at one and one-quarter the monthly rate in effect immediately prior to the termination of the term for the time the Lessee remains in possession. In addition thereto, Lessee shall be liable to Lessor for all damages, incidental, consequential, indirect and direct, sustained by reason of the Lessee's retention of possession. The provisions of this Section do not exclude the Lessor's rights of reentry or any other right provided hereunder or available at law or in equity. No such holding-over shall be deemed to constitute a renewal or extension of the term hereof; however, all other provisions of this Lease shall remain in full force and effect.

20.      ASSIGNMENT AND SUBLETTING

The Lessee shall not, without the Lessor's prior written consent, which consent shall not be unreasonably withheld as long as the assignment or sublease is to an entity of similar financial strength, (a) assign, convey, mortgage, pledge, encumber or


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otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than the Lessee.

If this Lease is assigned or if the Premises or any part thereof be sublet or occupied by anybody other than the Lessee, with the consent of Lessor as stated above, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and/or Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Lessee's covenants contained in this Lease or the acceptance of such assignee, subtenant or occupant as Lessee, or a release of Lessee from further performance by Lessee of covenants on the part of Lessee herein contained.

In the event a sublease or assignment is made with the Lessor's prior written consent, as herein provided, Lessee shall pay Lessor a charge of $350.00 as reimbursement for necessary legal and accounting services required by Lessor to accomplish such assignment or subletting. Said amount shall be deemed to be Additional Rent under the terms of this Lease.

Notwithstanding any other provision hereof to the contrary, Lessee may assign its rights under this Lease or sublease all or any part of the Premises to a parent, subsidiary or affiliate without the consent of Lessor and without paying any assignment fee, provided Lessee shall not be relieved from liability hereunder as a result of such assignment or sublease, and Lessee shall not thereafter dissolve or sell substantially all of its assets without establishing reasonable reserves to meet its obligations under this Lease.

Further, notwithstanding any other provision hereof to the contrary, in the event Lessee were to exercise its rights under this Section to assign or sublet all of the Premises over unto another person or entity (except for a person or entity which is a parent, subsidiary or affiliate of Lessee), Lessee shall (except as set forth to the contrary in the last sentence of this paragraph) as a condition of such assignment or subletting remove the Common Walkway at Lessee's cost and expense and restore that portion of the Real Property to a condition substantially similar to the condition of the portion of the Real Property immediately contiguous thereto. The preceding condition shall not be applicable if contemporaneous with the assignment or subletting of this Lease, the lease agreement entered into by and between Morrison Taylor, Ltd. and Lessee for the real property and improvements which are adjacent to the Real Property and are commonly known as 800 TechCenter Drive, Gahanna, Ohio (the "Adjacent Property Lease") is also sublet or assigned to the same person or entity to which this Lease is so sublet or assigned.

Further, notwithstanding any other provision hereof to the contrary, in the event Lessee were to assign or sublet its interest in the Adjacent Property Lease (except for an assignment or subletting to a parent, subsidiary or affiliate of Lessee), Lessee shall remove the Common Walkway as located upon the Real Property unless Lessee convinces both Lessor and the landlord under the Adjacent Property Lease to not require Lessee to remove such Common Walkway, which without requiring either Lessor or the landlord under the Adjacent Property Lease to consent to the same, shall require at a minimum that: (i) Lessee pay Base Rent and Operating Costs on its continued use of the same (in theory to both the Lessee and the landlord under the Adjacent Property Lease as to their respective ownership of the Common Walkway); and
(ii) Lessee reconfirming its obligation to remove such Common Walkway at Lessee's expense at the request of either Lessor or the landlord under the Adjacent Property Lease. The preceding shall not be applicable if contemporaneous with the assignment or subletting of the Adjacent Property Lease, this Lease is also sublet or assigned to the same person or entity to which the Adjacent Property Lease is so sublet or assigned.

Anything herein to the contrary notwithstanding in the event Lessee were to exercise its rights under this Section to assign or sublet all of the Premises or in the event Lessee were to assign or sublet its interest in the Adjacent Property Lease, but in either such case continue to desire utilize the Common Walkway or to maintain the right to continue to utilize the Common Walkway upon the expiration of a sublease, Lessee shall not be required to remove the same provided Lessee ratifies and reaffirms as part of the assignment or subletting described above its obligation to remove the Common Walkway upon expiration or termination of this Lease or Adjacent Property Lease.

21.      CONDITION OF PREMISES

On the expiration or termination of the Lease, Lessee shall return the Premises "broom clean" and in as good condition as when the Lessee took possession, ordinary wear and tear and loss by fire or other insured casualty excepted.

22.      USE OF PREMISES

Lessee shall use the Premises for general office and related purposes and for no other purposes.

Lessee shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities at any time in force, applicable to the Premises or to the Lessee's use thereof, and to this end and without limitation Lessee expressly covenants not to bring (or allow to be brought) into the Premises or upon the Real Property any substances which have been defined as "hazardous" or "toxic" substances under any applicable federal and/or state law, rule and/or regulation, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Premises as an office building in strict accordance with all Environmental Laws.

23.      DAMAGE OR DESTRUCTION

If the Premises or any substantial part of the Premises and Common Areas is damaged or destroyed by fire or other casualty, such that the damage cannot be replaced or repaired within One Hundred Eighty (180) days thereafter, either party may by written notice to the other, terminate this Lease, which termination shall be effective as of the date of such damage.

If as a result of fire or other casualty the Premises add Common Areas are made partially or completely untenable, and the Lease is not terminated as provided above, this Lease shall remain in full force and effect and the Base Rent and Additional Rent shall abate during such time as the Premises are untenable; provided, however, if Lessee occupies part of the space, Base Rent and Additional Rent shall be abated by an amount determined by multiplying the Base Rent and Additional Rent by a fraction of the numerator of which is the leasable space which cannot be occupied and the denominator of which is the total leasable square footage within the Premises.

Unless this Lease is terminated as hereinabove provided, this Lease shall remain in full force and effect and Lessor shall proceed with due diligence to restore, repair, and replace the Premises to substantially the same condition as it was in as of the Commencement Date. Lessor shall be under no duty to restore any alterations, improvements or additions made by the Lessee or by Lessor at Lessee's request after the Commencement Date, unless the same are covered by proceeds of insurance designated for the same and available to Lessor in which case Lessor shall restore the same. In all cases, due allowances in the completion of the repairs shall be given to the Lessor for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties, inability to obtain supplies or materials or any cause beyond Lessor's control.

24.      EMINENT DOMAIN

         (a) In the event that title to all of the Real Property, or a portion of the Real Property containing a part of the Building shall be condemned or taken in any manner for any public or quasipublic use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in the name of the condemning authority and the Lessor and Lessee shall be entitled to participate in any award based upon their respective interest therein, if any. Without limitation, Lessee shall be entitled to make a claim for and participate in any part of an award made for the taking, of personal property or fixtures belonging to Lessee, for the interruption of or damage to Lessee's business, for Lessee's moving expenses, and for the value of the remaining term of the Lease.

         (b) In the event that title to a portion of the Real Property containing no portion of the Building shall be so condemned or taken and provided the same does not reduce the number of parking spaces available to Lessee by more than five percent (5%), this Lease shall remain in full force and effect without rent abatement, apportionment, or other alteration whatsoever, and Lessor shall be entitled to receive any award paid by the condemning authority, the Lessee hereby assigning to Lessor the Lessee's interest therein, if any. If however, such taking reduces the number of parking spaces available to Lessee by more than five percent (5%), and Lessor cannot provide reasonably suitable alternative parking within thirty (30) days thereafter, then Lessee shall have the right to cancel this Lease upon written notice to Lessor exercised within ten (10) days following the day Lessor acknowledges in writing its inability to provide reasonably suitable alternative parking, or the expiration of the thirty
                  (30) day period described above, whichever shall first occur. In such event, Lessor and Lessee shall be entitled to participate in any award as set forth in
                  Section 24(a) hereof.

         (c) For the purpose of this Section, a sale to a public or quasi-public authority under threat of condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

25.      LESSOR'S REMEDIES

All rights and remedies of the Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity. In addition to the other remedies provided in this Lease, the Lessor shall be entitled to the restraint by injunction without bond of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

         (a) If the Lessee shall: (i) apply for or consent to the appointment of a receiver or trustee of the Lessee or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law; or (v) file an answer admitting the material allegations of a petition filed against the Lessee in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating the Lessee a bankrupt or insolvent or approving a petition seeking reorganization of the Lessee or appointing a receiver or trustee of the Lessee or of all or a substantial part of its assets, then in any of such events, the Lessor may give to the Lessee a notice of intention to end the term of this Lease specifying a day not earlier than ten
                  (10) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of the Lessee hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

         (b) If Lessee fails to pay any installment of Base Rent and/or Additional Rent within five days after the same is due, Lessee shall pay Lessor a charge of $250.00 to defer Lessor's additional administrative costs associated with the same. Lessee shall pay in addition to the $250.00 charge described in the immediately preceding sentence, interest on the unpaid installment(s) of Base Rent and/or

                  Additional Rent at 4% over the Prime Rate of Interest as described within the WALL STREET JOURNAL or the maximum amount allowed by law (if such a limitation does so exist), whichever is less, (the "Default Rate") from the date such installment(s) was due. If Lessee fails to pay Base Rent and/or Additional Rent on the date the same is due, and if such default continues for a period of twenty (20) days after receipt of written notice of such default, or in the event Lessee fails to cure any other default in this Lease within 30 days after receipt of notice to cure the same, or in the event Lessee shall default under Adjacent Property Lease and fail to cure such default as provided within the Adjacent Property Lease, then Lessor may terminate this Lease or terminate Lessee's possession under the Lease without terminating the Lease and endeavor to relet the same. Nothing herein shall relieve Lessee of its obligation to pay Base Rent and Additional Rent.

         (c) Upon termination of this Lease, Lessee shall surrender the Premises and deliver possession thereof to Lessor. If Lessee fails to vacate the Premises, Lessor may obtain possession of the Premises in the manner provided or allowed by law.

         (d) If the Lessor elects, without terminating the Lease, to endeavor to relet the Premises, the Lessor may, at the Lessor's option, enter into the Premises, remove the Lessee's signs and other evidence of tenancy, and take and hold possession thereof as provided in paragraph
                  (c) of this Section provided, without such entry and possession terminating the Lease or releasing the Lessee in whole or in part, from the Lessee's obligation to pay the Base Rent and/or Additional Rent hereunder for the full term as hereinafter provided.
                  Upon and after entry into possession without termination of the Lease, the Lessor may relet the Premises or any part thereof for the account of the Lessee at the fair market rents for which there shall exist for the purpose of establishing the same a rebuttable presumption that the rents as agreed to by Lessor upon such re-rental of the Premises are, in fact, fair market rents

                  (it being the intent of the later portion of this sentence to place the burden on the defaulting Lessee to establish that the rents as agreed to by the non-defaulting Lessor are not fair market rentals, rather than placing the burden on the non-defaulting Lessor to establish that the same are fair market rents). If the rents collected by Lessor upon such reletting are not sufficient to pay monthly the full amount of the Base Rent and Additional Rent due hereunder plus the costs of reletting the same, including advertising, leasing commissions, attorney fees and the costs of retrofitting the tenant improvements, Lessee shall pay to Lessor the amount of the deficiency in full on demand as the same accrue. To this end, it is agreed that the Lessor can collect immediately any costs of reletting once such costs are incurred, including advertising, leasing commissions, attorney fees, and the costs of retrofitting the tenant improvements; the Lessor will not be required to defer collection of the same after such expenses are incurred.

         (e) Any property of Lessee not removed from the Premises within thirty (30) days after the Premises are vacated by Lessee shall be deemed abandoned by Lessee and may be retained by Lessor as its property or disposed of in such manner as Lessor may see fit. Any and all property removed by Lessor by authority of this Lease or law which belongs to Lessee shall be removed and/or stored at the risk and expense of Lessee.

         (f) In the event of a default by Lessee, and the expiration of any cure period provided for herein, in addition to any other remedies provided herein, Lessor may require Lessee to remove the Common Walkway and in the event Lessee fails to remove the same, Lessor may remove such Common Walkway at Lessee's sole cost and expense.

26.      LESSEE'S REMEDIES

If Lessor defaults in the performance of any covenant required to be performed by Lessor under the terms of this Lease, or if the landlord under the Adjacent Property Lease defaults in the performance of any obligations required to be performed by the landlord under the terms and conditions of the Adjacent Property Lease and the tenant under this Lease and the Adjacent Property Lease are the same entities, Lessee may serve upon Lessor and if requested by Lessor's lender(s) upon Lessor's lender's(s') written notice specifying the default and requiring performance by the Lessor within a period of time set forth in the notice, which shall not be less than thirty (30) days after receipt of said notice, except in the case of emergency. In the event that Lessor shall not have remedied the default within the time set forth in the notice, Lessee may by written notice to Lessor, at its sole option, cure Lessor's default and Lessor shall immediately reimburse Lessee for the expenses thereof with interest at the Default Rate. Further, if the default by Lessor is the failure to maintain the foundation, structure or roof as required under
Section 9 hereof, and provided that except in the case of emergency, Lessee includes within the written notice specified in the default described within the first sentence of this Section, a written report by a structural engineer of recognized responsibility located within the Columbus metropolitan marketplace specifying in detail the nature and extent of the proposed deficiency and the proposed plan for modifying or correcting such deficiency, and Lessor thereafter fails to submit within such thirty (30) day period a written objection to such proposal supported by an opinion of a structural engineer of recognized responsibility located within the Columbus metropolitan marketplace, Lessee may offset the expense thereof with interest at the Default Rate against Base Rent and Additional Rent thereafter accruing. However, if any default shall occur which cannot, with due diligence be cured within a period of thirty (30) days, and Lessor prior to the expiration of thirty (30) days from and after the giving of notice as aforesaid, commences to eliminate the causes of such default and proceeds diligently and with reasonable dispatch to take all steps and to do all work required to cure such default, then Lessee shall not have the right to declare the Lease terminated by reason of such default.

27.      SUBORDINATION OF LEASE

This Lease is and shall be subject to and subordinate to any and all mortgages now existing upon or that may be hereafter placed upon the Building and/or the Real Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of any such mortgages to the full extent of all sums secured thereby. This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination and the recording of any such mortgage shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. In confirmation of such subordination, Lessee shall on request of Lessor or the holder of any such mortgage execute and deliver to

Lessor within ten (10) days any instrument that Lessor or such holder may reasonably request provided the same contains language substantially similar to that set forth within the next following paragraph, and to this end Lessee acknowledges that such instrument may also require certain additional affirmative obligations be undertaken by Lessee not heretofore set forth within this Lease and not inconsistent with the terms of this Lease such as the obligation of Lessee to notify the mortgage company granting the non-disturbance agreement described in the next following sentence in the event of a default by Lessor under this Lease.

Notwithstanding the foregoing in the event of a foreclosure of any such mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee thereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the purchaser at such foreclosure, sale or other action or proceeding.

28.      NOTICES AND CONSENTS

All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be given personally with return receipt requested or by United States Certified or Registered Mail, postage prepaid, return receipt requested. Such notice shall be deemed given on the date inscribed on the return receipt. Such notice shall be directed: (a) if for the Lessee, to the Lessee at the Building with a copy to the attention of Bruce McClary at 220 West Schrock Road, Westerville, Ohio 43081, or at such other place as the Lessee may from time to time designate by notice to the Lessor; or (b) if for the Lessor, to 1533 Lake Shore Drive, Suite 50, Attention: Robert C. White, Columbus, Ohio, 43204, or at such other place as the Lessor may from time to time designate by notice to the Lessee. All consents and approvals provided for herein must be in writing to be valid. If the term Lessee as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Lessee.

29.      NO ESTATE IN LAND

This contract and Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor except that of the tenancy described herein; and Lessee shall have only the rights of enjoyment stated herein of property vested in the Lessor which rights are not subject to levy and sale.

30.      INVALIDITY OF PARTICULAR PROVISIONS

If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

31.      MISCELLANEOUS TAXES

Lessee shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment, and all other personal property of Lessee located in the Premises, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's fixtures, furnishings, equipment and other personal property, or upon Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's fixtures, furnishings, equipment or personal property.

32.      BROKERAGE

Lessee and Lessor each represent to the other that they have not dealt with any broker or agent in connection with this transaction except The Daimler Group, Inc., whose commission shall be paid by Lessor, and each agrees to hold the other harmless from any claim for any other commission made by a party claiming to have worked with the other.

33.      SPECIAL STIPULATIONS

         (a) No receipt of money by the Lessor from the Lessee after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Lessor's consent is required.

         (b) No waiver of any default of the Lessee or Lessor hereunder shall be implied from any omission by the Lessor or Lessee to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

         (c) All of the covenants of the Lessee hereunder shall be deemed and construed to be "conditions" as well as covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         (d) This Lease shall not be recorded by either party without the consent of the other. However, on the request of either party Lessor and Lessee agree to make and execute a Memorandum of Lease in recordable form so as to give public notice of the execution of the within Lease, and a statement therein as to the date of commencement of the within Lease which shall not disclose the terms of rental hereunder.

         (e) Neither party has made any representations or promises, except as contained herein, or in some further writing signed by the party making such representation or promise.

         (f) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Lessor and the Lessee and their respective heirs, legal representatives, successors, and assigns.

         (g) If because of any act or omission of Lessee, a mechanics lien is filed against the Lessor or the real estate, Lessee shall hold Lessor harmless therefrom.

         (h)      This Lease shall not be binding until signed by both parties.

         (i) No acceptance by Lessor of a lesser sum than the Base Rent, Additional Rent or any other charge then due shall be deemed other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to

                  Lessor's right to recover the balance of such installment or charge or other monies owing by Lessee or pursue any other remedy in this Lease provided.

34.      LIMITATION OF LESSOR'S LIABILITY

         (a) The individual members of Lessor shall have no personal liability with respect to any of the provisions of this Lease or any obligation arising from, or in connection with this Lease. If Lessor or any successor in interest shall be a joint venture or a partnership, the members of the joint venture or the partnership shall have no personal liability with respect to any provisions of this Lease or any obligation arising from or in connection with this Lease.

         (b) If Lessee shall assert a claim against Lessor and Lessor is the owner of the Building and Real Property at the time the claim is asserted, Lessee shall look solely to Lessor's ownership interest in the Building and Real Property and the proceeds available from fire insurance policies maintained by Lessor for satisfaction of all remedies of any award of damages.

35.      FINANCIAL STATEMENTS

Upon reasonable request, but no more frequently than once each year, the Lessee shall provide financial statements to Lessor and/or Lessor's lending institution. Lessor shall endeavor to keep the financial statements provided pursuant to this Section confidential and shall not distribute such statements to any person or entity without Lessee's prior written consent except Lessor shall be entitled to submit the same to a prospective purchaser or lender, provided such prospective purchaser or lender agrees to use the same only for their respective internal purposes.

36.      HAZARDOUS SUBSTANCES

         (a) Lessor and Lessee hereby covenant and agree that the following terms shall have the following meanings:

                  (i) "ENVIRONMENTAL LAWS" mean all federal, state, and local laws, statutes, ordinances, and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives with respect thereto.

                  (ii) "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et sea.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), or any other applicable Environmental Law.

                  (iii) "INDEMNITEE" means Lessor, its respective successors and assignees, its respective partners, officers, directors, employees, agents, representatives, contractors and subcontractors, and any subsequent owner of the Real Property and Building who acquires title thereto from or through Lessor.

                  (iv) "RELEASE" has the same meaning as given to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

         (b) Lessee covenants and agrees with Lessor as follows:

                  (i) Lessee shall keep, and shall cause all occupants of the Premises to keep the Premises, free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced, or disposed of in the normal operation of the Premises as an office building, in accordance with all Environmental Laws.

                  (ii) Lessee shall comply with, and shall cause all occupants of the Premises to comply with all Environmental Laws.

                  (iii) Lessee shall promptly provide Lessor with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at, or from the Premises or any property adjacent to or within the immediate vicinity of the Premises.

                  (iv) Lessee shall undertake and complete all investigations, studies, sampling, and testing for Hazardous Substances reasonably required by Lessor and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove, and clean up all Hazardous Substances that are determined to be present at the Premises (if as a result of the actions or inactions of Lessee or any occupant of the Premises) in violation of any Environmental Laws.

                  (v) Lessor shall have the right, but not the obligation, to cure any violation by Lessee of the Environmental Laws and Lessor's cost and expense to so cure shall be the responsibility of Lessee under this Lease Agreement.

         (c) Lessee covenants and agrees, at its sole cost and expense, to indemnify, defend, and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements, and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by, asserted, or awarded against Indemnitee arising out of the actions or inactions of Lessee or any occupant of the Premises, but not arising out of the actions or inactions of other tenants of the Building not occupying the Premises, and (i) the storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance by Lessee, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release at or from the Premises, (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Lessee herein (collectively, the "Indemnified Matters").

                  The Liability of Lessee to Indemnitee here under shall in no way be limited, abridged, impaired, or otherwise affected by
                  (i) the release, expiration, or termination of this Lease Agreement, (ii) the invalidity or unenforceability of any of the terms or provisions contained in this Lease Agreement,
                  (iii) any exculpatory provisions of this Lease Agreement, (iv) any applicable statute of limitations, (v) the assignment of this Lease Agreement by Lessor or Lessee,

                  (vi) the sale, transfer, or conveyance of all or part of the Real Property and Building, (vii) the dissolution or liquidation of Lessee, (viii) the death or legal incapacity of Lessee, (ix) the release or discharge, in whole or in part, of Lessee in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding, or (x) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Lessee under this Lease Agreement.

                  The foregoing indemnity shall be in addition to any and all other obligations and liabilities Lessee may have to Lessor at common law.

         (d) Lessor represents and warrants to Lessee, that to the best of Lessor's knowledge, as of the Effective Date of this Lease Agreement and based solely upon Lessor's review of a Phase One Environment Report for the Real Property and the Building, the Real Property and the Building are free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced, or disposed of in accordance with all Environmental Laws.

         (e) Lessor covenants and agrees, at its sole costs and expense, to indemnify, defend, and save harmless Lessee, its respective successors, assignees, officers, directors, employees, agents, representatives and contractors, from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements, and/or expenses (including, without limitation reasonable attorneys and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by, asserted, or awarded against Lessee and/or its respective successors, assignees, officers, directors, employees, agents, representatives and contractors arising out of the actions or inactions of the Lessor and (i) the storage, treatment, generation, transportation, processing, handling, or disposal of any Hazardous Substance by Lessor (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such Release at or from the Real Property by Lessor (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Lessor herein. Anything herein to the contrary notwithstanding under no circumstances shall the actions of any other tenant, occupant, visitor or the like to the Real Property be considered to be the actions of Lessor.

                  The Liability of Lessor to Lessee, its respective successors, assignees, officers, directors, employees, agents, representatives and contractors hereunder shall in no way be limited, abridged, impaired, or otherwise affected by the release, expiration, or termination of this Lease Agreement.

                  The foregoing indemnity shall be in addition to any and all other obligations and liabilities Lessor may have to Lessee at common law.

37.      LEASE CANCELLATION

Provided Lessee is not then in default hereunder, Lessee will have a one time option to cancel the Lease at the end of the fifth lease year. In order to exercise the one time lease cancellation, the Lessee will give Lessor written notice twelve months prior to the anniversary of the fifth lease year. In addition to notifying the Lessor at least twelve months before the end of the fifth lease year, Lessee must pay a cancellation fee equal to twelve (12) months of Base Rent. If Lessee does not give Lessor written notice twelve months prior to the end of the fifth lease year the lease cancellation right will terminate. In the event Lessee elects to exercise the right to cancel the Lease as set forth within this Section 37, and in the event the Adjacent Property Lease remains in full force and effect following the cancellation of this Lease, then Lessee shall remove at Lessee's sole cost and expense the Common Walkway, and shall restore the same to a condition substantially similar to the real property immediately contiguous to such Common Walkway. Further, in the event Lessee elects pursuant to the Adjacent Property Lease to exercise the right to cancel the Adjacent Property Lease as set forth therein, and in the event this Lease remains in full force and effect following the cancellation of the Adjacent Property Lease, then Lessee shall remove at Lessee's sole cost and expense the Common Walkway, and shall restore the same to the conditions substantially similar to the real property immediately contiguous to such Common Walkway.

38.      RENEWAL OPTION

In the event Lessee is not in default in the payment of Base Rent or Additional Rent or otherwise in material default of any of the terms, covenants, or conditions of this Lease, the Lessee may elect to renew this Lease for three (3) additional terms of five (5) years. The option period shall commence on the day following the Expiration Date and shall continue for a term of five (5) years thereafter. The Base Rent for the renewal terms of this Lease shall be 1st Renewal (Years 10-14) Base Rent $10.25 per square foot, 2nd Renewal (Years 15-19) Base Rent $11.00 per square foot, 3rd Renewal (Years 20-24) Base Rent $11.75 per square foot.

In order to exercise the renewal options, Lessee must give Lessor notice in writing of its election to exercise such option not less than one hundred eighty
(180) days prior to the Expiration Date.

39.      REMOVAL OF COMMON WALKWAY

Anything herein to the contrary notwithstanding, in the event pursuant to the terms of this Lease, Lessee is required to remove the Common Walkway, the removal of the Common Walkway shall include the restoration of the area previously improved by the Common Walkway to a condition similar to the immediately surrounding real property (i.e. appropriately landscaped to match existing conditions).

IN WITNESS WHEREOF, the undersigned have hereto set their hands.


SIGNED AND ACKNOWLEDGED                    LESSOR:
IN THE PRESENCE OF:                        MORRISON TAYLOR II, LTD.

[ILLEGIBLE]                                /s/Robert C. White
--------------------------                 -------------------------
Witness to Lessor                     By:  Robert C. White
                                           Its: President
[ILLEGIBLE]
--------------------------
Witness to Lessor




                                     LESSEE:
                                     ADS ALLIANCE DATA SYSTEMS, INC.


/s/Mary Brewer                             /s/ Robert P. Armiak
--------------------------                 ------------------------------
Witness to Lessee                          By: ROBERT P ARMIAK, TREASURER
                                               --------------------------
                                           Its:--------------------------
/s/John [ILLEGIBLE]
--------------------------
Witness to Lessee

STATE OF OHIO
COUNTY OF FRANKLIN                  SS:


BE IT REMEMBERED, that on this 24th day of June, 1998, before me, the
                               ----        ----
subscriber, a Notary Public in and for said County and State, personally appeared MORRISON TAYLOR II, LTD., by Robert C. White, its President and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                                 /s/ Mary Brewer
                                                 --------------------------
                                                 Notary Public
[SEAL]
                                                 [SEAL]


STATE OF OHIO
COUNTY OF Franklin                     SS:
          ---------------

BE IT REMEMBERED, that on this 18th day of June, 1998, before me, the
                               ----        ----
subscriber, a Notary Public in and for said County and State, personally appeared ADS ALLIANCE DATA SYSTEMS, INC., by Robert Armiak, its Treasurer, and
                                             -------------     ---------
executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                                  /s/Mary Brewer
                                                  -------------------------
                                                  Notary Public

[SEAL]

                                                                EXHIBIT A



                                                                August 8, 1997

               DESCRIPTION OF 6.139 ACRE TRACT (OFFICENTER 2, PHASE 11)
                 EAST OF MORRISON ROAD, ON SOUTH SIDE OF TAYLOR ROAD,
                                 GAHANNA, OHIO, FOR
                               THE DAIMLER GROUP, INC.


Situated in the State of Ohio, County of Franklin, City of Gahanna, in Lot Number Five (5), Quarter Township 3, Township 1 North, range 16 West, United States Military Lands, and being a portion of an original 220.064 acre tract of land conveyed to Andre M. Buckles by deed of record in Deed Book 3700, Page 120, Recorder's Office, Franklin County, Ohio, and bounded and described as follows:

Beginning, for reference, at a point at the intersection of the centerline of Taylor Road (50 feet wide) with the southwest right-of-way line of Morrison Road and the northeast limited access right-of-way line of Interstate Route 270, in the north line of said Lot No. 5, at the northwest corner of a 5.745 acre tract of land conveyed as Parcel No. 1200 WD to State of Ohio by deed of record in Deed Book 3255, Page 555, Recorder's Office, Franklin County, Ohio, and at a corner of a 34.634 acre tract of land conveyed as Parcel No. 1200 WL to State of Ohio by deed of record in Deed Book 3255, Page 559, Recorder's Office, Franklin County, Ohio, all as shown upon Sheet 16 of 28 of Ohio Department of Transportation right-of-way plans for FRA-270-28.30 N;

thence S 85DEG. 47' 21" E along the centerline of Taylor Road, along a portion of the north line of said Lot No. 5, along the north line of said 5.745 acre tract and along a portion of the north line of said original 220.064 acre tract a distance of 1,799.14 feet to a point (passing a point at the northeast corner of said 5.745 acre tract at 530.13 feet), the first said point being N 85DEG. 59' 46" W a distance of 1,338.33 feet and N 85DEG. 47' 21" W a distance of 1,913.04 feet from Franklin County Monument No. 1164 found in the centerline of Taylor Road;

thence S 4DEG. 12' 39" W perpendicular to the centerline of Taylor Road, perpendicular to the north line of said Lot No. 5 and perpendicular to the north line of said original 220.064 acre tract a distance of 25.00 feet to a 3/4-inch I.D. iron pipe set in the south right-of-way line of Taylor Road and at the true place of beginning of the tract herein intended to be described;

thence S 85DEG. 47' 21" E along the south right-of-way line of Taylor Road and parallel with and 25.00 feet southerly by perpendicular measurement from the centerline of Taylor Road, from the north line of said Lot No. 5 and from the north line of said original 220.064 acre tract a distance of 600.93 feet to a 3/4-inch I.D. iron pipe set at the northwest corner of a 4.453 acre tract of land conveyed out of said original 220.064 acre tract to BHJ Holding A/S by deed of record in Official Record 29926, Page F 08, Recorder's Office, Franklin County, Ohio;

                                                                  August 8, 1997

thence S 2DEG. 50' 20" W along the west line of said 4.453 acre tract a distance of 445.00 feet to a 3/4-inch I.D. iron pipe set at the southwest corner of said 4.453 acre tract and at a corner of a 6.910 acre tract of land conveyed out of said original 220.064 acre tract to Techcenter II, Ltd., by deed of record in Instrument 199708110068127, Recorder's Office, Franklin County,
Ohio;

thence N 79DEG. 47' 09" W along a north line of said 6.910 acre tract a distance of 43.82 feet to a 3/4-inch I.D. iron pipe set at the northwest corner of said 6.910 acre tract and at the northeast corner of an 8.699 acre tract of land conveyed out of said original 220.064 acre tract to Morrison Taylor, Ltd. by deed of record in Official Record 34402, Page G 17, Recorder's
Office, Franklin County, Ohio;

thence N 85DEG. 56' 18" W along a portion of the north line of said 8.699 acre tract a distance of 568.01 feet to a 3/4-inch I.D. iron pipe set;

thence N 4DEG. 12' 39" E perpendicular to the south right-of-way line of Taylor Road a distance of 441.77 feet to the true place of beginning;

containing 6.139 acres of land more or less and being subject to all easements and restrictions of record.

The above description was prepared by Kevin L. Baxter, Ohio Surveyor No. 7697, of C.F. Bird & R.J. Bull, Inc., Consulting Engineers & Surveyors, Columbus, Ohio, from an actual field survey performed under his supervision in July, 1997. Basis of bearings is the centerline of Taylor Road, being assumed at S 85DEG. 47' 21" E, and all other bearings are based upon this meridian.


/s/ Kevin L. Baxter
-------------------------
Kevin L. Baxter
Ohio Surveyor #7697
                                       [SEAL]
                                              [SEAL]

                                  EXHIBIT B
                                    [MAP]

                                    EXHIBIT "C"

                               RULES AND REGULATIONS


(a) The Tenant shall not exhibit, sell, or offer for sale on the Premises or in the Building any article of thing except those articles and things essentially connected with the stated use of the Premises without the advance written consent of the Landlord, which consent shall not be unreasonably withheld.

(b) The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions, and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance, or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy or insurance carried on the Building or Real Property or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building or Real Property as a high quality office building, or which will impair or interfere with any of the services performed by Landlord for the Building and Real Property.

(c) Except with respect to signage as described in the Lease, the Tenant shall not display, inscribe, print, paint, maintain, or affix on any place in or about the Building or on the Real Property any notice, legend, direction, figure, or advertisement, except on the doors of the Premises and on the Directory Board, and then only such name(s) and matter, and in such color, size, place, and materials as shall first have been approved by the Landlord, which approval shall not be unreasonably withheld. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(d) No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent, which consent shall not be unreasonably withheld. All keys must be returned to the Landlord at the expiration or termination of this Lease.

(e) The Tenant shall not make any structural alterations, improvements, or additions to the Premises without the Landlord's advance written consent in each and every instance which consent shall not be unreasonably withheld. In the event Tenant desires to make any alterations, improvements, or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment), unless Landlord requires Tenant to remove such items which must be removed at Tenant's cost by no later than the earlier of the termination of this Lease and such items shall be removed without damage to the Landlord's property. Any damage caused by or resulting from the removal of Tenant's office furniture, trade fixtures, and office and professional equipment, or alterations, improvements, or additions removed at Landlord's request, may be repaired by the Landlord at Tenant's cost and expense.

(f) All persons entering or leaving the Building after hours on Monday through Friday or at any time on Saturdays, Sundays or holidays may be required to do so under such regulations at the Landlord may reasonably impose. The Landlord may exclude or expel any peddler.

(g) Unless the Landlord gives advance written consent, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein except microwave, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naptha and benzine, or any explosives, radioactive materials, or other articles deemed extra hazardous to life limb or property. The Tenant shall not use the Premises for any illegal or immoral purpose.

(h) The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building's heating and air conditioning system.

(i) The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the employees of contractors doing work or performing services by or on behalf of the Landlord.

(j) The sidewalks, halls, passages, exits, and entrances shall not be obstructed by the Tenant or used for any purpose other than for ingress and egress from its Premises. The roof is not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto.

(k) Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals be brought in or kept in or about the Real Property.

(l) Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off so as the prevent waste or damage. Tenant agrees that the Premises are to be used for office purposes only in connection with Tenant's business and for no other purpose whatsoever without the advance express written consent of Landlord, which consent shall not be unreasonably withheld.

In addition to all other liabilities for breach of any covenant the Tenant shall pay to the Landlord an amount equal to any increase in insurance premiums payable by the Landlord or any other tenant in the Building caused by such breach of these Rules and Regulations.

                              LEASE TERM AGREEMENT

THIS LEASE TERM AGREEMENT is dated as of the 17th day of July, 1998, by and between Morrison Taylor Il, Ltd. ("Lessor"), and ADS Alliance Data Systems, Inc. ("Lessee").

                                  WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated June 18, 1998, ("Lease") which provided for an initial lease term of 9 years and 44 days ("Initial Lease Term");

WHEREAS, the Initial Lease Term was to commence on a date which could not be specified with exactness within the Lease because it was in part conditioned upon the date the construction of the leased premises was completed and/or upon completion of any improvements to the leased premises;

WHEREAS, Lessor and Lessee now desire to specify the exact commencement date of the Initial Lease Term;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Lessor and Lessee hereto agree and provide as follows:

         1. LEASE COMMENCEMENT DATE. It is hereby agreed the Lease Commencement Date as set forth in the Lease shall be July 17, 1998, and the expiration of the initial term of the Lease shall be August 31, 2007.

IN WITNESS WHEREOF, the undersigned have caused this Lease Term Agreement to be executed.

SIGNED AND ACKNOWLEDGED                         LESSOR:
IN THE PRESENCE OF:                             MORRISON TAYLOR II, LTD.

/s/ Shannxx DXXXXXXX                            /s/ Robert C. White
-------------------------                       ------------------------------
Witness to Lessor                               By:      Robert C. White
                                                Its:     President
/s/ Denise M. Damon
-------------------------
Witness to Lessor
                                                LESSEE:
                                                ADS ALLIANCE DATA SYSTEMS,
                                                INC.
/s/ Catherine J Burnett                         /s/ Robert P. Armiak
-------------------------                       -----------------------------
Witness to Lessee                               By: Robert P. Armiak
                                                Its: Treasurer
/s/ Mary Brewer
-------------------------
Witness to Lessee

                               ACKNOWLEDGEMENTS




STATE OF OHIO
                     SS
COUNTY OF FRANKLIN

BE IT REMEMBERED, that on this 15th day of July, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared Morrison Taylor II, Ltd., by Robert C. White, its President, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.


                                                   /s/ Denise M. Damon
                                                   ---------------------------
                                                   Notary Public

                                                   [Seal]

STATE OF OHIO
                     SS
COUNTY OF FRANKLIN

BE IT REMEMBERED, that on this 30th day of July, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ADS Alliance Data Systems, Inc., by Robert Armiak, its Treasurer, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                                     /s/ Mary Brewer
                                                     -------------------------
                                                     Notary Public

                                                     [Seal]

        THE DAIMLER GROUP, INC.
        ----------------------------------------------------------------
[Logo]  1533 LAKE SHORE DRIVE - COLUMBUS, OHIO 43204-4891 - 614/488-4424 -
        FAX 614/488-060


July 14, 1998


Mr. Bruce McClary
ADS Alliance Data Systems, Inc.
220 West Schrock Road
Westerville, Ohio 43081

Re:      Morrison Taylor II, Ltd. - 775 Taylor Road Lease Agreement

Dear Mr. McClary:

The Daimler Group, Inc. and Morrison Taylor II, Ltd. would like to thank you for selecting 775 Taylor Road, Columbus, Ohio as the new home for your offices.

Since you have now taken occupancy of the space, the following matters under the Lease can be finalized:

- TERM OF LEASE - The Lease term will begin on July 17, 1998, and will expire on August 31, 2007. In that respect, please execute the attached Lease Term Agreements and return two originals to my attention.

- RENTAL OBLIGATION - Per the Lease, Base and Additional Rents (reimbursements for operating expenses) are due commencing July 17, 1998. Rental payments, are due on the first of the month and are payable to MORRISON TAYLOR II, LTD., C/O OHIO EQUITIES, INC., 395 E. BROAD STREET, SUITE 100, COLUMBUS, OHIO 43215.

         The monthly rental obligations for the remainder of 1998 are:

                                               Base                       Additional
                                               Rent                         Rent                     Total
                                               ----                        --------                  -----
         July                                 $12,355.74                   1,171.55                 13,527.29
         August - December                     25,535.20                   2,419.13                 27,954.33

         Additional Rent, excluding items paid directly by ADS Alliance Data Systems, Inc. such as utilities, janitorial services, etc. for 1998 is projected to be $.90 per square foot and has been calculated on your space size of 32,255 square feet. Please note that you will not be provided with monthly invoices for your rent payments. This is the only notice you will receive regarding your 1998 rental obligations.


------------------------------------------------------------------------------
   REAL   ESTATE  DEVELOPMENT - CONSTRUCTION MANAGEMENT

Mr. McClary
July 14, 1998
Page 2

- PROPERTY MANAGER - Ohio Equities, Inc. is the property manager of the building. Please call Ken Vaughn at (614) 224-0353 should you have any problems with the building or your space.

- INSURANCE COVERAGE - Paragraph 7 of the Lease Agreement specifies certain minimum comprehensive public liability and property damage insurance coverages that must be maintained. In addition, this section requires that Morrison Taylor Il, Ltd. be named as an additional insured under your policies. PLEASE HAVE YOUR INSURANCE AGENT FORWARD THE APPROPRIATE CERTIFICATE TO US reflecting your compliance with this section of the Lease.

- ESTOPPEL CERTIFICATE - Per Paragraph 19 of the Lease Agreement, an executed Estoppel Certificate is due upon request of Lessor. As such, when necessary, we will request you to execute such a certificate.

Please acknowledge receipt of and agreement with this letter by signing and returning the enclosed copy of this letter along with two of the Lease Term Agreements.

Thank you for your assistance.

Sincerely,                                           Agreed and accepted this
                                                     30 day of July, 1998.

/s/ John A. Derzon                                   -------------------------
John A. Derzon
Vice President - Marketing

JAD/smd                                              By: /s/ Robert P. Armiak
market/alliance/moveinltr 775 taylor                    ----------------------
                                                     Its: Robert P. Armiak
                                                        ----------------------
                                                          Treasurer
Enclosures

cc:      Herman Ziegler
         Ken Vaughn
         Cindy Robson
         Dave Ward
         Lease File

                      FIRST AMENDMENT TO LEASE AGREEMENT


This First Amendment to Lease Agreement (the "First Amendment") is dated this 18 day of June, 1998 (the "Effective Date") by and between MORRISON TAYLOR, LTD., a limited liability company organized under the laws of the State of Ohio and having an office and place of business located at 1533 Lake Shore Dr., Suite 50, Columbus, Ohio 43204 ("Lessor") and ADS ALLIANCE DATA SYSTEMS, INC., a corporation organized under the laws of the State of Delaware and having an office and place of business located at 800 TechCenter Drive, Gahanna, Ohio 43230 ("Lessee").

                              BACKGROUND INFORMATION

On July 1, 1997, Lessor and Lessee entered into a certain lease agreement for a certain tract of real estate and the improvements constructed thereon, commonly known as 800 TechCenter Drive, Gahanna, Ohio 43230 (the "Original Lease").

Lessee has subsequent to the execution of the Original Lease and contemporaneous with the execution of this First Amendment entered into a certain lease agreement for a certain parcel of real estate and improvements constructed thereon commonly known as 775 Taylor Road which property is immediately adjacent to and contiguous to the real property which is the subject of the Original Lease Agreement (the "Adjacent Property Lease Agreement").

As a condition of the execution of the Adjacent Property Lease Agreement, the Landlord under the Adjacent Property Lease Agreement required that both the Adjacent Property Lease Agreement and the Original Lease Agreement contain provisions that provide that in the event Lessee were to default under either lease agreement, the same shall constitute a default under the other lease agreement (i.e. that the lease agreements contain a cross-default provision).

Lessor and Lessee have agreed to the same.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. CROSS-DEFAULT. In the event Lessee were to default under the terms and conditions of the Adjacent Property Lease Agreement, the same shall constitute an event of default under the Original Lease as if the same were set forth within Section 25 of the Original Lease. In the event that the landlord under the Adjacent Property Lease were to default under the terms and conditions of the Adjacent Property Lease Agreement, and the tenant under the Adjacent Property Lease Agreement and the Original Lease are the same, the same shall constitute an event of default by Lessor under the Original Lease as if the same were set forth in Section 26 of the Original Lease.

2. ASSIGNMENT OR SUBLETTING BY LESSEE/REMOVAL OF COMMON WALKWAY. In the event Lessee were to assign or sublet the Premises over unto any other person or entity (except for an assignment or subletting to a parent, subsidiary or affiliate of Lessee), Lessee shall (except to the extent provided to the contrary in the last sentence of this paragraph) as a condition precedent to such assignment or subletting remove the common walkway constructed by Lessee upon the Real Property which common walkway connects the Building with the building which is located upon the real property which is contiguous and immediately and adjacent to the Real Property which real property is commonly known as 775 Taylor Road, Gahanna, Ohio 43230. The preceding condition precedent shall not be applicable if contemporaneous with the assignment or subletting of the Original Lease, the Adjacent Property Lease Agreement is also sublet or assigned to the same person or entity to which the Original Lease is so sublet or assigned.

         Anything herein to the contrary notwithstanding in the event Lessee were to be required to remove the Common Walkway as located upon Real Property as described above, Lessee may be relieved from such obligation if Lessee ratifies and reaffirms in writing at the time of the subletting or assignment as described above, its obligation to remove the Common Walkway as located upon Real Property upon the expiration or termination of either the Adjacent Property Lease Agreement or the Original Lease which ever shall occur.

3. ASSIGNMENT OR SUBLETTING OF ADJACENT PROPERTY LEASE AGREEMENT/REMOVAL OF COMMON WALKWAY. In the event Lessee were to assign or sublet its interest in the Adjacent Property Lease Agreement (except for an assignment or subletting to a parent, subsidiary or affiliate of Lessee), Lessee shall remove the common walkway as located upon the Real Property. The preceding shall not be applicable if contemporaneous with the assignment or subletting of the Adjacent Property Lease Agreement, the Original Lease is also sublet or assigned to the same person or entity to which the Adjacent Property Lease Agreement is so sublet or assigned.

         Anything herein to the contrary notwithstanding in the event Lessee were to be required to remove the Common Walkway as located upon Real Property as described above, Lessee may be relieved from such obligation if Lessee ratifies and reaffirms in writing at the time of the subletting or assignment as described above, its obligation to remove the Common Walkway as located upon Real Property upon the expiration or termination of either the Adjacent Property Lease Agreement or the Original Lease which ever shall occur.

4. ADDITIONAL REMEDY IN THE EVENT OF DEFAULT. In the event of any uncured default by the Lessee, in addition to any other remedies provided herein, Lessor may require Lessee to remove the common walkway (as is described in Section 2 above) and in the event Lessee fails to remove the same, Lessor may remove such common walkway at Lessee's sole cost and expense.

5. MODIFICATION TO LEASE CANCELLATION. In the event Lessee were to exercise its rights to cancel the Original Lease, as set forth in
         Section 37 of such document, and the Adjacent Property Lease Agreement shall continue to exist from and after the cancellation of the Original Lease, then Lessee shall remove the common walkway from the Real Property. Further, in the event Lessee were to exercise its rights to cancel the Adjacent Property Lease Agreement, then notwithstanding the fact that the Original Lease may continue to exist from and after the cancellation of the Adjacent Property Lease Agreement, Lessee shall remove the common walkway from the Real Property.

6. REMOVAL OF COMMON WALKWAY. The removal of the common walkway as set forth herein shall include the restoration of the area previously improved by the common walkway to a condition similar to the immediately surrounding real property (i.e. appropriately landscaped to match existing conditions).

7. NO OTHER CHANGES. Lessor and Lessee agree that no further changes to the Original Lease are contemplated by this First Amendment.

8. RATIFICATION. Lessor and Lessee hereby ratify and reaffirm all of the terms and conditions of the Original Lease except as modified by this First Amendment.


IN WITNESS WHEREOF, the undersigned have hereto set their hands.

Signed and Acknowledged                             LESSOR:
in the Presence of:                                 MORRISON TAYLOR LTD.

/s/ Shannon Dauberman                               /s/ Robert C. White
------------------------------                      ----------------------------
Witness to Lessor                                   By:  Robert C. White
                                                    Its: President
/s/ Denise M. Damon
------------------------------
Witness to Lessor

                                                 LESSEE:
                                                 ADS ALLIANCE DATA SYSTEMS, INC.


/s/ Mary Brewer                                  /s/ Robert P. Armiak
------------------------------                   -------------------------------
Witness to Lessee                                By: ROBERT P. ARMIAK
                                                    ----------------------------
                                                 Its: TREASURER
                                                     ---------------------------

/s/ [Illegible]
-------------------------------
Witness to Lessee


STATE OF OHIO
COUNTY OF FRANKLIN   SS:

BE IT REMEMBERED, that on this 24th day of June, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared MORRISON TAYLOR, LTD., by Robert C. White, its President and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.


                                                 /s/ Denise M. Damon
                                                 -------------------------------
                                                 Notary Public

                                                 [SEAL]

STATE OF OHIO
COUNTY OF FRANKLIN   SS:

BE IT REMEMBERED, that on this 18 day of June, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ADS ALLIANCE DATA SYSTEMS, INC., by ROBERT ARMIAK, its TREASURER, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                                 /s/ Mary Brewer
                                                 -------------------------------
                                                 Notary Public

daimler\alliance\1stamd.003

[SEAL]